                                 EXHIBIT 23(a)

                         CONSENT OF ERNST & YOUNG LLP

                                                                   EXHIBIT 23(a)



                        Consent of Independent Auditors

We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-55336) pertaining to the Republic Bancorp Inc. Tax-Deferred Savings Plan; (2) the Registration Statement (Form S-8 No. 33-55304) pertaining to the Republic Bancorp Inc. Non-Qualified Stock Option Plan; (3) the Registration Statement (Form S-8 No. 33-62508) pertaining to the Republic Bancorp Inc. Directors' Compensation Plan; (4) the Registration Statement (Form S-3 No. 33-61842); and (5) the Registration Statement (Form S-8 No. 333-26515) pertaining to the Republic Bancorp Inc. 1997 Stock Option Plan in the related Prospectuses of our report dated January 15, 1999, with respect to the consolidated financial statements of Republic Bancorp Inc. included in the annual report (Form 10-K) for the year ended December 31, 1998.



/s/ Ernst & Young LLP
Detroit, Michigan
March 16, 1999


-